UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2021

BIONOVATE TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-188152	33-1229553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Gewerbestrasse 1, Cham, Switzerland	6330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 280-231-1606

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 8.01 Other Events.

On July 13, 2021, Aleksander Vucak ("Vucak") was reappointed as a director and as an officer for our company. The company decided that Timothy Jones ("Jones") appointment was not necessary. This decision was not a result of a disagreement between Jones and the company; nor any matter relating to the company's operations, policies, or practices. Item 12. Results of Operations and Financial Condition.

There are no family relationship between Vucak and any director or executive officer of our company and no related party transactions required to be reported under the Item 404(a) of Regulations S-K

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Aleksander Vucak
Aleksander Vucak

Date: January 31, 2022

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